Exhibit 99.1

725 Old Norcross Road • Lawrenceville, GA 30045 • 770-963-9205• www.triplecrownmedia.com

Triple Crown Media, Inc. Announces Nasdaq Staff Deficiency Letter

Lawrenceville, GA, July 1, 2008 - On June 27, 2008 Triple Crown Media, Inc. (Nasdaq: TCMI) received notification from The Nasdaq Stock Market that for the last 30 consecutive trading days TCMI’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Rule”). TCMI will be provided 180 calendar days, or until December 24, 2008, to regain compliance. If, at anytime before December 24, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, written notification will be sent stating that TCMI has achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated by December 24, 2008, TCMI’s securities will be delisted from The Nasdaq Global Market.

For information contact:

Robert Prather, Jr., President and Chief Executive Officer, at (404) 266-8333, or
Mark G. Meikle, Executive Vice President and Chief Financial Officer, at (859) 226-4376